Exhibit 99.1

WESTERN GAS PARTNERS ANNOUNCES

FOURTH-QUARTER AND FULL-YEAR 2011 RESULTS

ANNOUNCES THE COMMENCEMENT OF TWO NEW ORGANIC GROWTH PROJECTS AND

PROVIDES OUTLOOK FOR 2012

HOUSTON, February 27, 2012 – Western Gas Partners, LP (NYSE: WES) today announced fourth-quarter and full-year financial and operating results for 2011. The announced results include the full-year effect of the Partnership’s acquisition of the Bison assets in 2011. In addition, the Partnership today announced its outlook for 2012.

Net income available to limited partners for 2011, which includes results associated with the Platte Valley assets from March 2011 forward and the Bison assets from July 2011 forward, totaled $131.6 million, or $1.64 per common unit (diluted), with full-year 2011 Adjusted EBITDA (1) of $261.4 million and full-year Distributable cash flow (1) of $221.7 million.

Net income available to limited partners for the fourth-quarter of 2011 totaled $31.5 million, or $0.35 per common unit (diluted). The Partnership’s fourth-quarter 2011 Adjusted EBITDA (1) was $68.4 million and Distributable cash flow (1) was $56.9 million.

The Partnership previously declared a quarterly distribution of $0.44 per unit for the fourth quarter of 2011, paid on February 13, 2012, to unitholders of record at the close of business on February 1, 2012, representing a 5-percent increase over the prior quarter and a 16-percent increase over the fourth-quarter 2010 distribution of $0.38 per unit. The fourth-quarter 2011 Coverage ratio of 1.32 times is based on the $0.44 per unit distribution.

“2011 was an inflection point for Western Gas. We completed our first major third-party acquisition, increased the size of our committed credit facility to $800 million, successfully launched our first public debt offering, and continued to benefit from our sponsor’s tremendous support,” said Western Gas Partners’ President and Chief Executive Officer Don Sinclair. “Furthermore, we’ve sustained our consistent track record of top-tier distribution growth while maintaining conservative coverages.”

(1)	Please see the tables at the end of this release for a reconciliation of non-GAAP to GAAP measures and calculation of the Coverage ratio.

Total throughput attributable to the Partnership for the fourth quarter of 2011 averaged 2.0 Bcf/d, 3 percent above the prior quarter and 8 percent above the fourth quarter of 2010. For the full year 2011, throughput attributable to the Partnership averaged 1.96 Bcf/d, 14 percent above the prior year average.

Capital expenditures attributable to the Partnership totaled approximately $45.8 million during the fourth quarter of 2011. Of this amount, maintenance capital expenditures were approximately $6.9 million, or 10 percent of Adjusted EBITDA. (1) For the full-year 2011, capital expenditures attributable to the Partnership totaled $108.4 million, which includes the full-year capital expenditures associated with the Bison assets acquired in July 2011.

2012 OUTLOOK

Based on current expectations and including the previously announced acquisition of Mountain Gas Resources, LLC effective January 1, 2012, Adjusted EBITDA for 2012 is expected to be between $335 million and $365 million. Total capital expenditures (excluding acquisitions) are expected to be between $410 million and $460 million with maintenance capital expenditures expected to be between 8 percent and 11 percent of Adjusted EBITDA. The 2012 capital expenditure forecast includes one expansion project already underway, the completion of a third train at Chipeta Processing, LLC, and two growth projects: (a) the expansion of the Partnership’s processing capacity by 300 MMcf/d at its Wattenberg system in the DJ Basin, which includes the underlying Niobrara formation, and (b) the construction of a new 200 MMcf/d cryogenic processing plant in the Maverick Basin, serving production from the Eagleford shale. Details surrounding the 2012 capital budget will be provided during the Partnership’s earnings conference call.

CONFERENCE CALL TOMORROW AT 11 A.M. CST

Management will host a conference call on Tuesday, February 28, 2012, at 11 a.m. Central Standard Time (12 p.m. Eastern Standard Time) to discuss fourth-quarter and full-year 2011 results and the outlook for 2012. To participate via telephone, please dial 888.679.8033 and enter participant code 69037045. Please call in 10 minutes prior to the scheduled start time. To access the live audio webcast of the conference call and slide presentation, please visit www.westerngas.com. A replay of the call will also be available on the Web site for approximately two weeks following the conference call.

Western Gas Partners, LP is a growth-oriented Delaware master limited partnership formed by Anadarko Petroleum Corporation to own, operate, acquire and develop midstream energy assets. With midstream assets in East and West Texas, the Rocky Mountains and the Mid-Continent, the Partnership is engaged in the business of gathering, processing, compressing, treating and transporting natural gas, condensate, natural gas liquids and crude oil for Anadarko and other producers and customers. For more information about Western Gas Partners, please visit www.westerngas.com.

This news release contains forward-looking statements. Western Gas Partners believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove to have been correct. A number of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this news release. These factors include the ability to meet financial guidance or distribution growth expectations; the ability to safely and efficiently operate our assets; the ability to obtain new sources of natural gas supplies; the effect of fluctuations in commodity prices and the demand for natural gas and related products; the ability to meet projected in-service dates for capital growth projects; and construction costs or capital expenditures exceeding estimated or budgeted costs or expenditures, as well as other factors described in the “Risk Factors” section of the Partnership’s most recent Form 10-K filed with the Securities and Exchange Commission and other public filings and press releases by Western Gas Partners. Western Gas Partners undertakes no obligation to publicly update or revise any forward-looking statements.

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WESTERN GAS PARTNERS, LP CONTACT

Benjamin Fink, CFA

SVP, Chief Financial Officer & Treasurer

benjamin.fink@westerngas.com

832.636.6010

Reconciliation of GAAP to Non-GAAP Measures

Below are reconciliations of Distributable cash flow (non-GAAP) and Adjusted EBITDA (non-GAAP) to Net income (GAAP) as required under Regulation G of the Securities Exchange Act of 1934. Management believes that the presentation of Distributable cash flow, Adjusted EBITDA and Coverage ratio are widely accepted financial indicators of a company’s financial performance compared to other publicly traded partnerships and are useful in assessing our ability to incur and service debt, fund capital expenditures and make distributions. Distributable cash flow, Adjusted EBITDA and Coverage ratio, as defined by the Partnership, may not be comparable to similarly titled measures used by other companies. Therefore, the Partnership’s consolidated Distributable cash flow, Adjusted EBITDA and Coverage ratio should be considered in conjunction with net income and other performance measures, such as operating income or cash flows from operating activities.

Distributable Cash Flow

The Partnership defines Distributable cash flow as Adjusted EBITDA, plus interest income, less net cash paid for interest expense (including amortization of deferred debt issuance costs originally paid in cash, offset by non-cash capitalized interest), maintenance capital expenditures and income taxes.

	00000000	00000000	00000000	00000000
	Quarter Ended December 31,		Year Ended December 31,
thousands except Coverage ratio	2011	2010 (1)	2011	2010 (1)

Reconciliation of Net income attributable to Western Gas Partners, LP to Distributable cash flow and calculation of the Coverage ratio
Net income attributable to Western Gas Partners, LP	$34,427	$33,636	$142,940	$122,874
Add:
Distributions from equity investees	2,739	2,316	10,612	5,935
Non-cash equity-based compensation expense	7,519	2,970	13,754	4,787
Expenses in excess of omnibus cap	—	133	—	133
Interest expense, net (non-cash settled)	—	1,385	1,214	3,157
Income tax (benefit) expense	446	(719)	2,161	9,142
Depreciation, amortization and impairments (2)	22,321	18,398	85,701	70,970
Other expense (2)	—	—	3,683	2,393
Less:
Equity income, net	3,102	2,041	10,091	6,640
Cash paid for maintenance capital expenditures (2)	6,885	5,564	25,652	22,314
Capitalized interest	286	—	420	—
Cash paid for income taxes	—	507	190	507
Other income (2)	288	187	2,053	267

Distributable cash flow	$56,891	$49,820	$221,659	$189,663

Distribution declared for the three months ended December 31, 2011 (3)
Limited partners	$39,941
General partner	3,086

Total	$43,027

Distribution Coverage ratio	1.32x

(1)	Financial information has been revised to include results attributable to the Bison assets.
(2)

Includes the Partnership’s 51% share of depreciation, amortization and impairments; other expense; cash paid for maintenance capital expenditures; and other income attributable to Chipeta Processing LLC (“Chipeta”).

(3)	Reflects distribution of $0.44 per unit paid on February 13, 2012.

Reconciliation of GAAP to Non-GAAP Measures, continued

Adjusted EBITDA attributable to Western Gas Partners, LP (“Adjusted EBITDA”)

The Partnership defines Adjusted EBITDA as Net income (loss) attributable to Western Gas Partners, LP, plus distributions from equity investees, non-cash equity-based compensation expense, general and administrative expense in excess of the omnibus cap (if any), interest expense, income tax expense, depreciation, amortization and impairments, and other expense, less income from equity investments, interest income, income tax benefit, other income and other nonrecurring adjustments that are not settled in cash.

	00000000	00000000	00000000	00000000
	Quarter Ended December 31,		Year Ended December 31,
thousands	2011	2010 (1)	2011	2010 (1)

Reconciliation of Net income attributable to Western Gas Partners, LP to Adjusted EBITDA

Net income attributable to Western Gas Partners, LP	$34,427	$33,636	$142,940	$122,874
Add:
Distributions from equity investees	2,739	2,316	10,612	5,935
Non-cash equity-based compensation expense	7,519	2,970	13,754	4,787
Expenses in excess of omnibus cap	—	133	—	133
Interest expense	8,607	7,404	31,559	21,951
Income tax (benefit) expense	446	(719)	2,161	9,142
Depreciation, amortization and impairments (2)	22,321	18,398	85,701	70,970
Other expense (2)	—	—	3,683	2,393
Less:
Equity income, net	3,102	2,041	10,091	6,640
Interest income – affiliates	4,225	4,225	16,900	16,900
Other income (2)	288	187	2,053	267

Adjusted EBITDA	$68,444	$57,685	$261,366	$214,378

(1)	Financial information has been revised to include results attributable to the Bison assets.
(2)	Includes the Partnership’s 51% share of depreciation, amortization and impairments; other expense; and other income attributable to Chipeta.

Western Gas Partners, LP

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	00000000	00000000	00000000	00000000
	Quarter Ended December 31,		Year Ended December 31,
thousands except per-unit amounts	2011	2010 (1)	2011	2010 (1)

Revenues
Gathering, processing and transportation of natural gas and natural gas liquids	$75,551	$60,939	$286,969	$233,708
Natural gas, natural gas liquids and condensate sales	98,541	62,028	361,582	258,820
Equity income and other, net	5,478	5,264	15,529	12,673

Total revenues	179,570	128,231	664,080	505,201

Operating expenses
Cost of product	69,425	39,126	247,302	157,049
Operation and maintenance	27,126	20,609	101,754	85,407
General and administrative	13,611	7,705	35,388	25,305
Property and other taxes	3,063	2,576	15,695	13,454
Depreciation, amortization and impairments	22,942	19,108	88,454	73,791

Total operating expenses	136,167	89,124	488,593	355,006

Operating income	43,403	39,107	175,487	150,195
Interest income – affiliates	4,225	4,225	16,900	16,900
Interest expense	(8,607)	(7,404)	(31,559)	(21,951)
Other income (expense), net	290	188	(1,624)	(2,123)

Income before income taxes	39,311	36,116	159,204	143,021

Income tax (benefit) expense	446	(719)	2,161	9,142

Net income	38,865	36,835	157,043	133,879

Net income attributable to noncontrolling interests	4,438	3,199	14,103	11,005

Net income attributable to Western Gas Partners, LP	$34,427	$33,636	$142,940	$122,874

Limited partners’ interest in net income:
Net income attributable to Western Gas Partners, LP	$34,427	$33,636	$142,940	$122,874
Pre-acquisition net (income) loss allocated to Parent	—	1,507	(2,781)	(8,743)
General partner interest in net (income) loss	(2,915)	(1,177)	(8,599)	(3,067)

Limited partners’ interest in net income	$31,512	$33,966	$131,560	$111,064
Net income per unit – basic and diluted
Common units	$0.35	$0.48	$1.64	$1.66
Subordinated units (2)	$—	$0.44	$1.28	$1.61
Weighted average units outstanding – basic and diluted
Common units	90,141	46,851	67,333	41,287
Subordinated units (2)	—	26,536	16,431	26,536

(1)	Financial information has been revised to include results attributable to the Bison assets.
(2)

All subordinated units were converted to common units on a one-for-one basis on August 15, 2011. For purposes of calculating net income per common and subordinated unit, the conversion of the subordinated units is deemed to have occurred on July 1, 2011.

Western Gas Partners, LP

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

thousands except number of units	December 31, 2011	December 31, 2010 (1)

Current assets	$255,550	$43,184
Note receivable – Anadarko	260,000	260,000
Net property, plant and equipment	1,770,934	1,446,043
Other assets	165,136	106,903

Total assets	$2,451,620	$1,856,130

Current liabilities	$71,094	$45,864
Long-term debt	669,178	474,000
Asset retirement obligations and other	63,642	61,840

Total liabilities	$803,914	$581,704

Common units (90,140,999 and 51,036,968 units issued and outstanding at December 31, 2011 and 2010, respectively)	$1,495,253	$810,717
Subordinated units (zero and 26,536,306 units issued and outstanding at December 31, 2011 and 2010, respectively) (2)	—	282,384
General partner units (1,839,613 and 1,583,128 units issued and outstanding at December 31, 2011 and 2010, respectively)	31,729	21,505
Parent net investment	—	69,358
Noncontrolling interests	120,724	90,462

Total liabilities, equity and partners’ capital	$2,451,620	$1,856,130

(1)	Financial information has been revised to include results attributable to the Bison assets.
(2)	All subordinated units were converted to common units on a one-for-one basis on August 15, 2011.

Western Gas Partners, LP

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	00000000	00000000
	Year Ended December 31,
thousands	2011	2010 (1)

Cash flows from operating activities
Net income	$157,043	$133,879
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and impairments	88,454	73,791
Change in other items, net	24,917	18,747

Net cash provided by operating activities	$270,414	$226,417

Cash flows from investing activities
Capital expenditures	$(135,495)	$(130,149)
Acquisitions from affiliates	(28,837)	(734,780)
Acquisitions from third parties	(301,957)	(18,047)
Investments in equity affiliates	(93)	(310)
Proceeds from sale of assets to affiliates	382	2,805
Proceeds from sale of assets to third parties	500	2,825

Net cash used in investing activities	$(465,500)	$(877,656)

Cash flows from financing activities
Borrowings, net of debt issuance costs	$1,055,939	$660,000
Repayments of debt	(869,000)	(361,000)
Revolving credit facility issuance costs	—	(12)
Proceeds from issuance of common and general partner units, net of offering expenses	335,317	345,803
Distributions to unitholders	(140,118)	(94,194)
Contributions from noncontrolling interest owners	33,637	2,053
Distributions to noncontrolling interest owners	(17,478)	(13,222)
Net contributions from (distributions to) Parent	(3,726)	68,901

Net cash provided by financing activities	$394,571	$608,329

Net increase (decrease) in cash and cash equivalents	$199,485	$(42,910)

Cash and cash equivalents at beginning of period	27,074	69,984

Cash and cash equivalents at end of period	$226,559	$27,074

(1)	Financial information has been revised to include results attributable to the Bison assets.

Western Gas Partners, LP

OPERATING STATISTICS

(Unaudited)

	00000000	00000000	00000000	00000000
	Quarter Ended December 31,		Year Ended December 31,
	2011	2010 (1)	2011	2010 (1)

Throughput (MMcf/d except per-unit amounts)
Gathering, treating and transportation (2)	1,251	1,228	1,265	1,124
Processing (3)	934	716	863	681
Equity investment (4)	76	115	71	116

Total throughput (5)	2,261	2,059	2,199	1,921

Throughput attributable to noncontrolling interests	255	204	242	197

Total throughput attributable to Western Gas Partners, LP	2,006	1,855	1,957	1,724

Gross margin per Mcf attributable to Western Gas Partners, LP (6)	$0.56	$0.49	$0.55	$0.52

(1)	Throughput has been revised to include volumes attributable to the Bison assets.
(2)

Excludes average NGL pipeline volumes from the Chipeta assets of 26 MBbls/d and 12 MBbls/d for the quarters ended December 31, 2011 and 2010, respectively, and 24 MBbls/d and 14 MBbls/d, for the years ended December 31, 2011 and 2010, respectively.

(3)

Includes 100% of Chipeta, Granger and Hilight system volumes and 50% of Newcastle system volumes for all periods presented as well as throughput beginning March 2011 attributable to the Platte Valley system.

(4)

Represents the Partnership’s 14.81% share of Fort Union’s gross volumes and excludes 4 MBbls/d and 3 MBbls/d of oil pipeline volumes for each quarter and year ended December 31, 2011 and 2010, respectively, representing the Partnership’s 10% share of average White Cliffs pipeline volumes.

(5)	Includes affiliate, third-party and equity-investment volumes.
(6)

Average for period. Calculated as gross margin, excluding the noncontrolling interest owners’ proportionate share of revenues and cost of product, divided by total throughput attributable to Western Gas Partners, LP. Calculation includes income attributable to the Partnership’s investments in Fort Union and White Cliffs and volumes attributable to the Partnership’s investment in Fort Union.